EXHIBIT 99

FOR IMMEDIATE RELEASE	Contact: Jerold R. Kassner
May 9, 2012	Swank, Inc.
Taunton, MA 02780
(508) 822-2527

SWANK, INC. REPORTS FINANCIAL RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012

NEW YORK, NEW YORK May 9, 2012 -- John Tulin, Chairman of the Board and Chief Executive Officer of SWANK, INC. (OTC: SNKI) (the “Company”), today reported financial results for the Company's first quarter ended March 31, 2012.

The net loss for the first quarter ended March 31, 2012 was $919,000 or $.17 per diluted share compared to net income of $32,000 or $.01 per diluted share for the corresponding quarter in 2011. Net sales for the quarter increased 8.9% to $28,408,000 compared to $26,084,000 last year.

The loss before taxes for the quarter was $1,482,000 compared to income before taxes of $34,000 for 2011’s first quarter. The loss before taxes this year reflects professional fees and other costs totaling $935,000 associated with the Company’s previously announced agreement and plan of merger dated February 3, 2012 among the Company, Randa Accessories Leather Goods LLC (“Randa”), Swing Acquisition LLC, a wholly-owned subsidiary of Randa, and Swing Merger Sub, Inc., an indirect wholly-owned subsidiary of Randa.  We received state tax refunds totaling $12,000 during last year’s first quarter which reduced the effective tax rate by 34.1 percentage points.

Commenting on the results for the quarter, Mr. Tulin said, “The increase in our net sales during the quarter reflects our continued success in expanding our market share through creative marketing strategies and innovative merchandise programs. Our belt business was particularly strong as net sales increased by 18.3% over last year’s first quarter due to higher shipping volumes in a number of branded and private label programs as well as to the launch of our Tommy Hilfiger women’s belt collection.”

Mr. Tulin continued, “Despite higher net sales, margins continue to be under pressure due to increasing product costs. Our key initiative for 2012 is to offset these increased costs through a combination of higher net sales, increased efficiencies, and improved inventory management. This quarter’s results were also adversely affected by $935,000 in non-recurring legal and other expenses associated with the Randa transaction which is currently scheduled to close in May 2012.”

Results for the First Quarter ended March 31, 2012

The net loss for the first quarter ended March 31, 2012 was $919,000 or $.17 per diluted share compared to net income of $32,000 or $.01 per diluted share for the corresponding quarter in 2011. The loss before taxes for the quarter was $1,482,000 compared to income before taxes of $34,000 last year.

Our net sales during the quarter ended March 31, 2012 increased $2,324,000 or 8.9% to $28,408,000 compared to $26,084,000 for the corresponding period in 2011.  The increase was due to higher net sales of our belt merchandise offset in part by a reduction in personal leather goods and gift net sales.  The increase in belt net sales was mainly due to shipments of private label goods to certain major department store accounts in connection with both new and existing merchandise programs.  For personal leather goods, a decrease in shipments to certain “labels for less” customers was offset in part by increases to department store customers.

Gross profit during the quarter decreased by $349,000 or 4.2% to $7,880,000 compared to last year’s $8,229,000. Gross profit expressed as a percentage of net sales decreased to 27.7% from 31.5% last year. The decrease in gross profit as a percentage of net sales this year was due mainly to a reduction in

SWANK, INC.  MAY 9, 2012, PAGE 2

merchandise markup resulting in part from a less favorable sales mix relative to last year, increased product and display costs and higher royalty expense.

Selling and administrative expenses during the quarter increased $1,172,000 or 14.4% to $9,325,000 or 32.8% of net sales at March 31, 2012 from $8,153,000 or 31.3% of net sales at March 31, 2011.

Selling expenses during the quarter increased $206,000 or 3.3% to $6,456,000 compared to $6,250,000 for the quarter ended March 31, 2011, and, expressed as a percentage of net sales, were 22.7% this year compared to 24.0% last year.  The increase in dollars was due mainly to higher freight costs and increases in variable sales-related costs, partially offset by decreases in warehouse and distribution and merchandising expenses.

Administrative expenses increased $966,000 or 50.7% during the quarter ended March 31, 2012 to $2,869,000 compared to $1,903,000 last year.  Administrative expenses as a percentage of net sales were 10.1% and 7.3% for the quarters ended March 31, 2012 and 2011, respectively.  The increase was due mainly to legal and other professional fees totaling $935,000 incurred in connection with the Randa transaction offset in part by decreases in insurance expense, routine professional fees not related to the merger, and life insurance proceeds.

Interest expense decreased by $5,000 or 11.9% during the quarter compared to the same time last year. The decrease was due to a reduction in average borrowings. The decrease in average borrowings was due primarily to an increase in cash collections offset in part by an increase in inventory investment during the quarter, in each case relative to the corresponding period last year.

Forward-Looking Statements

Certain of the preceding paragraphs contain forward-looking statements, which are based upon current expectations and involve certain risks and uncertainties. Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, readers should note that these statements may be impacted by, and the Company's actual performance and results may vary as a result of, a number of factors including general economic and business conditions, continuing sales patterns, pricing, competition, consumer preferences, and other factors.

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Swank designs and markets men's jewelry and men’s and women’s belts and personal leather accessories.  The Company distributes its products to retail outlets throughout the United States and in numerous foreign countries. These products, which are known throughout the world, are distributed under the names "Kenneth Cole", "Tommy Hilfiger", “Nautica”, "Geoffrey Beene", "Guess?", “Tumi”, “Buffalo David Bitton”, “Chaps”, “Donald Trump”, "Pierre Cardin", “US Polo Association”, and "Swank".  Swank also distributes men's jewelry and leather items to retailers under private labels.

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SWANK, INC.  MAY 9, 2012, PAGE 3

SWANK, INC.
CONDENSED STATEMENTS OF INCOME (UNAUDITED)
FOR THE QUARTERS ENDED MARCH 31, 2012 AND 2011
(Dollars in thousands except share and per share data)
---------------------------------

	2012	2011

Net sales	$ 28,408	$ 26,084

Cost of goods sold	20,528	17,855

Gross profit	7,880	8,229

Selling and administrative expenses	8,390	8,153

Transaction costs	935	-

Total selling and administrative expense	9,325	8,153

(Loss) income from operations	(1,445)	76

Interest expense	37	42

(Loss) income before income taxes	(1,482)	34

(Benefit) provision for income taxes	(563)	2

Net (loss) income	$ (919)	$ 32

Share and per share information:

Basic and diluted net loss (income) per weighted average common share outstanding	$ (.17)	$ .01

Basic and diluted weighted average common shares outstanding	5,549,593	5,623,511

Comprehensive (loss) income	$ (919)	$ 32

SWANK, INC.  MAY 9, 2012, PAGE 4

SWANK, INC.
CONDENSED BALANCE SHEETS
(Dollars in thousands except share data)

	(Unaudited) March 31, 2012		December 31, 2011
ASSETS
Current:
Cash and cash equivalents		$ 371		$ 287
Accounts receivable, less allowances of $4,840 and $6,637, respectively		19,196		23,275
Inventories, net:
Work in process	931		930
Finished goods	26,034		24,084
		26.965		25,014
Deferred taxes, current		2,101		2,101
Prepaid and other current assets		1,920		1,185

Total current assets		50,553		51,862

Property, plant and equipment, net of accumulated depreciation		914		975
Deferred taxes, noncurrent		2,258		2,258
Other assets		2,467		2,547

Total assets		$ 56,192		$ 57,642

LIABILITIES
Current:
Note payable to bank		$ 4,118		$ 669
Current portion of long-term obligations		1,967		1,967
Accounts payable		3,398		4,253
Accrued employee compensation		799		2,564
Other current liabilities		2,008		3,483

Total current liabilities		12,290		12,936

Long-term obligations		5,422		5,330

Total liabilities		17,712		18,266

STOCKHOLDERS’ EQUITY
Preferred stock, par value $1.00:
Authorized – 300,000 shares and 1,000,000 shares, respectively		-		-
Common stock, par value $.10:
Authorized - 43,000,000 shares:
Issued – 6,429,095 shares		642		642
Capital in excess of par value		2,900		2,858
Retained earnings		38,449		39,368
Accumulated other comprehensive (loss), net of tax		(907)		(907)
Treasury stock, at cost, 879,502 and 874,843 shares, respectively		(2,604)		(2,585)

Total stockholders' equity		38,480		39,376

Total liabilities and stockholders' equity		$ 56,192		$ 57,642